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                                             EXHIBIT 10.35

April 3, 2000


Mr. James Horn
Intel Corporation
RN6-37
2200 Mission College Blvd.
Santa Clara, CA 95052-8119

Re:  i3 Mobile, Inc.

Dear James:

This letter sets forth the understanding between i3 Mobile, Inc. (the "Company") and Intel Corporation ("Intel") pursuant to which the Company will provide incentives for Intel (a) to establish a working relationship between Intel's wireless engineers and the Company's engineers, (b) to provide the Company with access to Intel's wireless technologies for developmental purposes (c) to demonstrate the Company's products with Intel's new wireless technologies and
(d) to include the Company's products in Intel's Wireless Competency Center showcase. The terms of our understanding are as follows:

1. Intel agrees to schedule a technology summit between Intel cellular components engineers and i3 Mobile engineers on or before May 15, 2000.

2. Intel and i3 Mobile agree to work together to develop and optimize i3 Mobile's products to work with Intel's wireless technology stack, flash memory chips, in-vehicle telematics, mobile music, home networking and appliance applications and architectures. In connection with the foregoing, Intel will provide commercially reasonable technical access, support and feedback to i3 Mobile during the product design phase. i3 Mobile will commit sufficient engineering resources to the foregoing, and agrees to assist Intel in the development of an architecture for mobile music applications. Upon completion of each of the projects, Intel agrees to demonstrate these i3 Mobile products in conjunction with applicable Intel products in an appropriate venue (such as the Wireless Competency Center) subject to mutual agreement by the parties.

3. i3 Mobile agrees to consider using Intel's Hosting Services if and when it elects to outsource the hosting of its services.

4. In consideration of the successful completion of Intel's undertakings set forth in paragraphs 1 and 2 hereof, the Company agrees to issue to Intel performance based warrants (the "Warrant") to purchase up to 100,000 shares of the Company's Common Stock at an exercise price equal to fifteen ($15.00) dollars per share. The Warrant shall vest as follows:

               a. 25,000 shares upon completion of a scheduled technology roadmap discussion between Intel cellular components engineers and i3 Mobile engineers.

               b. 15,000 shares upon Intel providing the Company with requisite development tools and reasonable technical access, support and feedback in connection with the Company's product development effort for Intel's wireless technology stack


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Intel Corporation
April 3, 2000
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               c.   15,000 shares upon Intel providing the Company with
                    requisite development tools and reasonable technical access, support and feedback in connection with the Company's product development effort for Intel's in vehicle based platform.

               d. 15,000 shares upon Intel providing the Company with requisite development tools and reasonable technical access, support and feedback in connection with the Company's product development effort for Intel's mobile music based platform.

               e. 15,000 shares upon Intel providing the Company with requisite development tools and reasonable technical access, support and feedback in connection with the Company's product development effort for Intel's home networking and home appliance based platform.

               f. 15,000 shares upon Intel providing the Company with requisite development tools and reasonable technical access, support and feedback in connection with the Company's product development effort for Intel's flash memory chips.


5. The Warrant shall expire two (2) years following its issuance and shall not terminate upon an initial public offering or change of control of the Company. The expiration of the warrant will be tolled in the event that a filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 is required in connection with the exercise of the Warrant. Subject to any relevant securities laws, rules and regulations, the Warrant, as well as the Common Stock acquired through exercise thereof, will be freely transferable by Intel and may be exercised in whole or in part. When exercising the Warrant, Intel shall have the right to either (a) purchase the total number of shares of Common Stock which such Warrant entitles Intel to purchase at the exercise price described above or (b) receive the net number of shares of Common Stock arising from the difference between the market price of such Common Stock at the date of exercise and the exercise price for the Warrant. Prior to the grant of the Warrant hereunder, the Company will provide Intel with an opportunity to review the Company's standard Warrant form prior to execution.

Should the foregoing accurately reflect our understanding, then kindly countersign and return the enclosed copy of this letter to my attention.


Very truly yours,
i3 MOBILE, INC.



By:
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Name: Stephen G. Maloney
Title:   President and CEO


AGREED AND ACCEPTED:

Intel Corporation


By:
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